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                                  EXHIBIT 99.26

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EQUITY ONE MORTGAGE 04-5 - BREAKEVEN ANALYSIS CLASS AF-4 AND AF-5

Settle                11/24/2004
First Payment         12/25/2004

                                                  AF-4               AF-5
                                      ----------------   ----------------
                                WAL               4.03               5.98
                Principal Writedown               0.01%              0.02%
Total Collat Loss (Collat Maturity)              33.78%             26.78%

                          LIBOR_1MO            Forward            Forward
                          LIBOR_6MO            Forward            Forward
                             Prepay   100 PricingSpeed   100 PricingSpeed

                            Default         32.347 CDR         20.969 CDR
                      Loss Severity                 55%                55%
                  Servicer Advances                100%               100%
                    Liquidation Lag                 12                 12
                             Delinq                100%               100%
                Optional Redemption           Call (N)           Call (N)